UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2007

Fidelity D & D Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	333-90273	23-3017653
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

Blakely and Drinker Streets, Dunmore, PA		18512
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 570-342-8281

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2007, the Board of Directors of Fidelity D & D Bancorp, Inc. (the “Corporation”) approved amendments to the Fidelity D & D Bancorp, Inc. 2000 Stock Incentive Plan (the “Incentive Plan”) and the Fidelity D & D Bancorp, Inc. 2000 Independent Directors Stock Option Plan (the “Directors’ Plan”) (collectively, the “Plans”).  Copies of the Amendment to the Incentive Plan and the Amendment to the Directors’ Plan are attached hereto as Exhibits 10.1 and 10.2, respectively.

The Incentive Plan provides for the grant of various forms of equity compensation to employees of the Corporation, including its Officers.  The Directors’ Plan provides for the grant of stock options to the Corporation’s outside Directors.

Various amendment provisions to the Plans concerning the administration of the Plans are intended to qualify the Plans for exemption from the application of Section 409A of the Internal Revenue Code, as contemplated by the recently released final Treasury Regulations under the Code.  The Incentive Plan has also been amended to provide that no qualified incentive stock options will be granted under the Incentive Plan after the date of the Amendment.  The Directors’ Plan has also been amended to remove a provision for the automatic grant of stock options to the Corporation’s outside Directors in January of each year and to provide that stock options may be granted to outside Directors at any time at the discretion of the Board of Directors.  The amendment also adds a six-month vesting period for any options granted under the Directors’ Plan.

The foregoing description of the Amendment to the Incentive Plan and the Amendment to the Directors’ Plan is qualified in its entirety by the terms of the Amendment to the Incentive Plan and the Amendment to the Directors’ Plan, which are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits:

10.1 Amendment dated October 2, 2007 to the Fidelity D&D Bancorp, Inc. 2000 Stock Incentive Plan

10.2 Amendment dated October 2, 2007 to the Fidelity D&D Bancorp, Inc. 2000 Independent Directors Stock Option Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity D & D Bancorp, Inc.

Date: October 4, 2007	BY:	/s/ Salvatore R. DeFrancesco, Jr.

	Name:	Salvatore R. DeFrancesco, Jr.
	Title:	Treasurer & Chief Financial Officer